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                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)



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/_/   Preliminary Proxy Statement
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      Rule 14a-6(e)(2))
/_/   Definitive Proxy Statement
/X/   Definitive Additional Materials
/_/   Soliciting Material Pursuant to Section 240.14a-12


                        TRI-COUNTY FINANCIAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/_/     Fee paid previously with preliminary materials.
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April 13, 2007

Dear Shareholder:

I am pleased to announce an increase in the cash dividend from Tri-County Financial Corporation payable on April 13, 2007 for our shareholders of record on March 9, 2007. The dividend amount is $0.40 per share for the year ended December 31, 2006, compared to $0.37 per share for the year ended December 31, 2005, as adjusted for the three for two stock split in November 2006. The increase of 8% over last year's cash dividend follows the dividend strategy approved by your Board of Directors. That strategy allows the Corporation to pay a competitive dividend rate while retaining capital for future growth.

For the year ended December 31, 2006, the Corporation dividend payout was 23.80% of income, as compared with 23.39% in 2005. Each year your Board of Directors reviews the earnings production and assesses the need to retain earnings to fund anticipated future asset growth while maintaining a benchmark level of net worth. A strong net worth allows the Corporation and its banking subsidiary to operate efficiently and retain the confidence of the public as a safe and sound financial institution.

Under separate cover, you should receive the annual report and proxy material for the year ended December 31, 2006. Please review the material and immediately return your proxy card in the envelope provided so that your vote is included in the annual meeting process. Should you have any questions on these matters, please do not hesitate to contact Diane Deskins, Shareholder Relations, at 888.745.2265, ext. 1053.

Thank you for your support of Tri-County Financial Corporation. It is important that we remain a viable force in our dynamic market to provide banking services as a locally owned and independent banking company.

Sincerely,

/s/ Michael L. Middleton

Michael L. Middleton
President & Chairman